UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2002

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28304 (File Number)	33-0704889 (I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California (Address of principal executive offices)		92506 (Zip Code)

Registrant's telephone number, including area code:  (909) 686-6060

(Former name or former address, if changed since last report)

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Item 5.  OTHER EVENTS.

        On November 22, 2002, Provident Financial Holdings, Inc. announced that the annual meeting of shareholders of the Corporation will be held at the Riverside Art Museum located at 3425 Mission Inn Avenue, Riverside, California on Tuesday, January 28, 2003 at 3:00 p.m. local time. The purpose of the meeting is to elect directors, ratify the appointment of independent auditors for the current fiscal year and to consider and act upon such other matters as may properly come before the meeting.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (c)   Exhibits

                   99    The Corporation's press release dated November 22, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2002	Provident Financial Holdings, Inc.

/s/Craig G. Blunden Craig G. Blunden Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Donavon P. Ternes Donavon P. Ternes Chief Financial Officer (Principal Financial and Accounting Officer)

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Exhibit 99

Press Release Dated November 22, 2002

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PROVIDENT Provident Financial Holdings, Inc.	PROV NASDAQ LISTED

3756 Central Ave. Riverside, CA 92506 (909) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS, INC.
ANNOUNCES THE ANNUAL MEETING OF SHAREHOLDERS

         Riverside, California, November 22, 2002 -- Provident Financial Holdings, Inc. (NASDAQ/PROV) today announced that the annual meeting of shareholders of the Corporation will be held at the Riverside Art Museum located at 3425 Mission Inn Avenue, Riverside, California on Tuesday, January 28, 2003 at 3:00 p.m. local time.

         The purpose of the meeting is to elect directors, ratify the appointment of independent auditors for the current fiscal year and to consider and act upon such other matters as may properly come before the meeting.

Contacts:	Craig G. Blunden, Chairman, President & CEO Donavon P. Ternes, Senior Vice President & CFO

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